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                                                                     EXHIBIT 3.7


                            CERTIFICATE OF FORMATION

                                       OF

                             MARTIN OPERATING GP LLC

I.       The name of the limited liability company is:

                             MARTIN OPERATING GP LLC

II. The address of the limited liability company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the limited liability company's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of MARTIN OPERATING GP LLC this 21st day of June, 2002.

                                     MARTIN RESOURCE LLC
                                     its Sole Member

                                     By:  Martin Resource Management Corporation
                                          its Sole Member


                                          By: /s/ ROBERT D. BONDURANT
                                             -----------------------------------
                                             Robert D. Bondurant
                                             Chief Financial Officer